                              [LETTERHEAD OMITTED]
                             CANALASKA VENTURES LTD.

                                     CONSENT

TO:         NORTHWESTERN MINERAL VENTURES INC.

AND TO:     BERNS & BERNS, COUNSELORS AT LAW

AND TO:     U.S. SECURITIES & EXCHANGE COMMISSION
            (THE "SECURITIES REGULATOR")

FROM:       CANALASKA VENTURES LTD.

RE:         DESCRIPTION OF PROPERTY, CANALASKA VENTURES LTD., WATERBURY LAKE
            PROJECT, ATHABASCA BASIN, SASKATCHEWAN, CANADA
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Reference is made to the summary report (the "SUMMARY REPORT") entitled
"Description of Property, CanAlaska Ventures Ltd., Waterbury Lake Project,
Athabasca Basin, Saskatchewan, Canada".

We hereby consent to the filing of the Summary Report with the Securities
Regulator, and to the written disclosure of the Summary Report and the inclusion of extracts therefrom or a summary thereof in the Corporation's
Annual Report on Form 20-F for the year ended December 31, 2005 ("Form 20-F").
We reserve the right to review such disclosures to ensure that our comments are contextually accurate.

We further agree to being named as an expert in the Form 20-F.

Dated this 28 day of June, 2006.

                                            CANALASKA VENTURES LTD.

                                            Per: /s/ Karl Schimann
                                                ------------------
                                               Dr. Karl Schimann, P.Geo., Ph.D.
                                               Exploration Manager, Uranium
S